Exhibit 10.1

EXECUTION VERSION

FOURTH AMENDMENT TO THE CREDIT AGREEMENT

FOURTH AMENDMENT (this “Amendment”), dated as of May 11, 2012, to the Credit Agreement dated as of December 10, 2010 (as amended, supplemented, amended and restated or otherwise modified from time to time, the “Credit Agreement”), among Thompson Creek Metals Company Inc. (the “Borrower”), the several banks and other financial institutions or entities from time to time party thereto (the “Lenders”), JPMorgan Chase Bank, N.A., as Administrative Agent  (in such capacity, the “Administrative Agent”), and the other agents party thereto.

W I T N E S S E T H :

WHEREAS, the parties hereto are parties to the Credit Agreement;

WHEREAS, the Borrower has requested that the Lenders agree to make certain amendments to the Credit Agreement as set forth herein; and

WHEREAS, the Required Lenders are willing to agree to such amendments and other matters, subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

SECTION 1.           DEFINITIONS.

1.1           Unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as therein defined.

SECTION 2.           AMENDMENTS.

(a)           Amendment to Section 1 of the Credit Agreement.

(i)            Section 1.1 of the Credit Agreement is hereby amended by adding the following terms in proper alphabetical order:

“2012 Convertible Equity”: up to 10,000,000 Tangible Equity Units (or tMEDs), each such tMED consisting of (1) an amortizing note, each of which will have an initial principal amount of $4.075312, issued by the Borrower pursuant to the 2012 Convertible Equity Indenture and (2) a pre-paid stock purchase contract (each, a “Purchase Contract”) issued pursuant to the 2012 Convertible Equity Purchase Contract Agreement.

“2012 Convertible Equity Documents”: the 2012 Convertible Equity Indenture, the 2012 Convertible Equity Purchase Contract Agreement and all other instruments, agreements and other documents evidencing or governing the 2012 Convertible Equity or providing for any other right in respect thereof.

“2012 Convertible Equity Indenture”:  the third supplemental indenture, dated May 11, 2012, to the indenture, dated May 11, 2012, between the Borrower and the 2012 Convertible Equity Trustee.

“2012 Convertible Equity Purchase Contract Agreement”:  the Purchase Contract Agreement, dated May 11, 2012, among the Borrower, Wells Fargo Bank, National Association, as purchase contract agent, the 2012 Convertible Equity Trustee and the other parties thereto.

“2012 Convertible Equity Trustee”:  Wells Fargo Bank, National Association.

“2012 Notes”: the 12.5% senior unsecured notes due 2019.

“2012 Notes Documents”: the 2012 Notes Indenture and all other instruments, agreements and other documents evidencing or governing the 2012 Notes or providing for any other right in respect thereof.

“2012 Notes Indenture”:  the Indenture, dated as of May 11, 2012, among the Borrower, as issuer and the 2012 Notes Trustee.

“2012 Notes Trustee”:  Wells Fargo Bank, National Association.

“Consolidated Secured Leverage Ratio”:  as at the last day of any period, the ratio of (a) Consolidated Secured Total Debt on such day to (b) Consolidated EBITDA for such period.

“Consolidated Secured Total Debt”: Consolidated Total Debt as of such date secured by a Lien.

“Fourth Amendment”: the Fourth Amendment to this Agreement, dated as of May 11, 2012.

“Fourth Amendment Effective Date”: the date on which each of the conditions to the effectiveness of the Fourth Amendment have been satisfied, in accordance with the terms of Section 3 thereof, which date is May 11, 2012.

“Purchase Contract”:  as defined in the definition of 2012 Convertible Equity.

(ii)           The definitions of  “Consolidated Interest Expense”, “Swap Agreement” and “Test Period” in Section 1.1 of the Credit agreement are hereby amended by replacing such definitions in their entirety with the following:

“Consolidated Interest Expense”:  for any period, net interest expense (including that attributable to Capital Lease Obligations and imputed interest expense, if any, related to the obligations of the Borrower and Terrane Metals Corp. under the Royal Gold Purchase Agreement and other similar arrangements but excluding capitalized interest in connection with the Royal Gold Purchase Agreement and net of interest income) of the Borrower and its Subsidiaries (other than Non-Core Subsidiaries) for such period with respect to all outstanding Indebtedness of the Borrower and its Subsidiaries (other than Non-Core Subsidiaries) (including all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net costs under Swap Agreements in respect of interest rates to the extent such net costs are allocable to such period in accordance with GAAP) but excluding the amortization of deferred financing costs associated with this Agreement, the 2011 Notes, the 2012 Notes and the 2012 Convertible Equity.

“Swap Agreement”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that none of the following shall be a “Swap Agreement” (i) phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or any of its Subsidiaries, (ii) any Purchase Contract or (iii) the 2012 Convertible Equity Purchase Contract Agreement, and, in the case of clauses (ii) and (iii) above, (x) any refinancings, refundings, renewals or extensions thereof permitted by Section 7.2(n)(ii) and (y) any similar documentation in connection with Indebtedness permitted pursuant to Section 7.2(n)(iii).

“Test Period”: as of any date of determination under Section 7.1, the four consecutive fiscal quarters of the Borrower most recently ended.

(b)           Amendment to Section 5.2(c) of the Credit Agreement.  Section 5.2(c) of the Credit Agreement is hereby deleted in its entirety.

Amendment to Section 7.1 of the Credit Agreement.  Section 7.1 of the Credit Agreement is hereby amended by replacing such section in its entirety with the following:

(a) Permit the Consolidated Leverage Ratio as at the last day of any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Test Period Ending	Ratio
March 31, 2012	3.50 to 1.00
March 31, 2014 and thereafter	3.00 to 1.00

(b) Permit the Consolidated Interest Coverage Ratio as at the last day of any Test Period ending on any date set forth below to be less than the ratio set forth below opposite such date:

Test Period Ending	Ratio
March 31, 2012	3.00 to 1.00
March 31, 2014 and thereafter	3.00 to 1.00

(c) Consolidated Secured Leverage Ratio.  Permit the Consolidated Secured Leverage Ratio as at the last day of any Test Period ending on any date set forth below to be greater than the ratio set forth below opposite such date:

Test Period Ending	Ratio
June 30, 2012 and thereafter until and including December 31, 2013	3.00 to 1.00

(d) Minimum Liquidity.

(i)            At the last day of each fiscal quarter following the Fourth Amendment Effective Date and ending on the Endako Completion Date, permit the Consolidated Borrowing Liquidity to be less than $100,000,000.

(ii)           At the last day of each fiscal quarter following the Endako Completion Date and ending on the Mt. Milligan Completion Date, permit the Consolidated Borrowing Liquidity to be less than $75,000,000.

(c)           Amendment to Section 7.2 of the Credit Agreement.  Sections 7.2(n) and 7.2(o) of the Credit Agreement are hereby amended by replacing such sections in their entirety with the following:

(n) (i) unsecured Indebtedness of Loan Parties under the 2012 Notes Documents in an aggregate principal amount not to exceed $200,000,000 and any refinancings, refundings, renewals or extensions of the foregoing (provided that such refinancing, refunding, renewal or extension shall not (A) shorten the maturity of the principal amount thereof, (B) shorten the weighted average life to maturity thereof, (C) be guaranteed by any Subsidiaries of any Credit Party other than the Guarantors (and no Subsidiary of any Loan Party (other than any Guarantor) shall otherwise be an obligor with respect thereto) or (D) increase the principal amount thereof in excess of the amount permitted under this clause (n)(i)), (ii) Indebtedness under the 2012 Convertible Equity Documents the gross proceeds from which shall not exceed an aggregate amount of $250,000,000 and any refinancings, refundings, renewals or extensions of the foregoing (provided that such refinancing, refunding, renewal or extension shall not (A) shorten the maturity of the principal amount thereof, (B) shorten the weighted average life to maturity thereof, (C) be guaranteed by any Subsidiaries that are not already guarantors thereof, (D) provide for mandatory cash redemption or sinking fund provisions thereof (other than cash in lieu of fractional shares), (E) have covenants, events of default, guarantees or other terms of which (other than pricing) taken as a whole, are more restrictive to the Borrower and its Subsidiaries than those in the 2012 Convertible Equity Documents or (F) increase the principal amount thereof in excess of the amount permitted under this clause (n)(ii)) and (iii) Indebtedness in the form of securities under any documentation substantially similar to the 2012 Convertible Equity Documents (other than pricing) and any refinancings, refundings, renewals or extensions of the foregoing (provided that such refinancing, refunding, renewal or extension shall not (A) shorten the maturity of the principal amount thereof, (B) shorten the weighted average life to maturity thereof, (C) be guaranteed by any Subsidiaries that are not already guarantors thereof, (D) provide for mandatory cash redemption or sinking fund provisions thereof (other than cash in lieu of fractional shares), (E) have covenants, events of default, guarantees or other terms of which (other than pricing) taken as a whole, are more restrictive to the Borrower and its Subsidiaries than those in the 2012 Convertible Equity Documents or (F) increase the principal amount in excess of the amount permitted under this clause (n)(iii)); provided that the gross proceeds from the issuance (or issuances) of such securities shall not exceed an aggregate amount of $250,000,000; and

(o) unsecured Indebtedness of Loan Parties under the 2011 Notes Documents in an aggregate principal amount not to exceed $350,000,000 and any refinancings, refundings, renewals or extensions of the foregoing (provided that such refinancing, refunding, renewal or extension shall not (A) shorten the maturity of the principal amount thereof, (B) shorten the weighted average life to maturity thereof, (C) be guaranteed by any Subsidiaries of any Credit Party other than the Guarantors (and no Subsidiary of any Loan Party (other than any Guarantor) shall otherwise be an obligor with respect thereto) or (D) increase the principal amount thereof in excess of the amount permitted under this clause (o)).

(d)           Amendment to Section 7.6 of the Credit Agreement.  Section 7.6 of the Credit Agreement is hereby amended by (i) deleting the “and” at the end of clause (c) thereof, (ii) replacing the “.” at the end of clause (d) thereof with “;and” and (iii) adding the following clause (e):

(e) the Borrower may make cash payments in lieu of fractional shares in respect of (i) the 2012 Convertible Equity (or any refinancings, refundings, renewals or extensions thereof permitted by Section 7.2(n)(ii)) and (ii) any Indebtedness permitted pursuant to Section 7.2(n)(iii).

(e)           Amendment to Section 7.17 of the Credit Agreement.  Section 7.17 of the Credit Agreement is hereby amended by deleting the clause in its entirety and substituting in lieu thereof:

7.17         Amendments to Material Agreements.  Amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of (i) the 2011 Notes Documents in any material respect that is adverse to the Lenders, (ii) the 2012 Notes Documents in any material respect that is adverse to the Lenders, (iii) the 2012 Convertible Equity Documents in any material respect that is adverse to the Lenders, (iv) the Royal Gold Purchase Agreement and the related security documents in any material respect that is adverse to the Lenders, subject to the terms of the Royal Gold Intercreditor Agreement and (v) the Endako Joint Venture Agreement in any material respect that is adverse to the Lenders.

SECTION 3.           CONDITIONS PRECEDENT.  This Amendment shall become effective on the date (the “Effective Date”) on which all of the following conditions have been satisfied or waived:

(a)           Execution and Delivery.  The Administrative Agent shall have received counterparts of this Amendment duly executed by (i) the Borrower, (ii) the Required Lenders and (iii) the Administrative Agent.

(b)           No Default.  Both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date.

(c)           Representations and Warranties.  As of the Effective Date (both prior to and after giving effect to this Amendment) all representations and warranties contained in Section 4 shall be true and correct in all material respects.

(d)           2012 Notes.  The Borrower shall have received at least $200,000,000 (less any applicable upfront fees and original issue discount) in gross cash proceeds from the issuance of the 2012 Notes on satisfactory terms and the Administrative Agent shall have received true and correct copies of the principal 2012 Notes Documents (it being understood and agreed that the terms for the 2012 Notes that are consistent in all material respects with those described in the Prospectus of the Borrower, dated May 7, 2012, are satisfactory).

(e)           2012 Convertible Equity.  The Borrower shall have received at least $220,000,000 (less any applicable upfront fees and original issue discount) in gross cash proceeds from the issuance of the 2012 Convertible Equity on satisfactory terms and the Administrative Agent shall have received true and correct copies of the principal 2012 Convertible Equity Documents (it being understood and agreed that the terms for the 2012 Convertible Equity that are consistent in all material respects with those described in the Prospectus of the Borrower, dated May 7, 2012, are satisfactory).

(f)            Projections. The Lenders shall have received consolidated forecasts of the consolidated income statement, balance sheet and cash flows, after giving effect to the incurrence of the 2012 Notes and the 2012 Convertible Equity, of Parent and its Subsidiaries for each fiscal year through fiscal year 2015.

(g)           Fees and Expenses.  The Administrative Agent shall have received the fees and expenses required to be paid by the Borrower pursuant to Section 5 of this Amendment.

For the purpose of determining compliance with the conditions specified in this Section 3, each Lender that has signed this Amendment shall be deemed to have accepted, and to be satisfied with, each document or other matter required under this Section 3 unless the Administrative Agent shall have received written notice from such Lender prior to the proposed Effective Date specifying its objection thereto.

SECTION 4.           REPRESENTATIONS AND WARRANTIES.  In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower hereby represents and warrants to the Administrative Agent and the Lenders that:

(a)           the representations and warranties of the Borrower and the other Loan Parties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the Effective Date as if made on and as of the Effective Date both prior to, and after giving effect to, this Amendment, except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date;

(b)           both prior to and after giving effect to this Amendment, no Default or Event of Default shall have occurred and be continuing on the Effective Date; and

(c)           after giving effect to the incurrence of the 2012 Notes and 2012 Convertible Equity, each Loan Party is Solvent.

SECTION 5.           FEES AND EXPENSES.  The Borrower agrees to pay (i) the Administrative Agent for the account of each Lender that consents to this Amendment on or prior to 5:00 p.m., New York time, May 11, 2012, a fee equal to 0.50% of such Lender’s Commitment on the Effective Date and (ii) all invoiced fees and accrued expenses of the Administrative Agent, including without limitation, the reasonable fees and expenses of legal counsel.

SECTION 6.           CONTINUING EFFECT.  Except as expressly amended, waived or modified hereby, the Loan Documents shall continue to be and shall remain in full force and effect in accordance with their respective terms.  This Amendment shall not constitute an amendment, waiver or modification of any provision of any Loan Document not expressly referred to herein and shall not be construed as an amendment, waiver or modification of any action on the part of the Borrower or the other Loan Parties that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein, or be construed to indicate the willingness of the Administrative Agent or the Lenders to further amend, waive or modify any provision of any Loan Document amended, waived or modified hereby for any other period, circumstance or event.  Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are ratified and confirmed and are, and shall continue to be, in full force and effect in accordance with their respective terms.  Except as expressly set forth herein, each Lender and the Administrative Agent reserves all of its rights, remedies, powers and privileges under the Credit Agreement, the other Loan Documents, applicable law and/or equity.  Any reference to the “Credit Agreement” in any Loan Document or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment and the term “Loan Documents” in the Credit Agreement and the other Loan Documents shall include, without limitation, this Amendment and any agreements, instruments and other documents executed and/or delivered in connection herewith.

SECTION 7.           CONSENT OF GUARANTORS.  Each of the Guarantors hereby consents to this Amendment, and to the amendments and modifications to the Credit Agreement pursuant hereto and acknowledges the effectiveness and continuing validity of its obligations under or with respect to the Credit Agreement and any Security Document, as applicable, and its liability for the Obligations, pursuant to the terms thereof and that such obligations are without defense, setoff and counterclaim.

SECTION 8.           GOVERNING LAW.  THIS AMENDMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 9.           SUCCESSORS AND ASSIGNS.  This Amendment shall be binding upon and inure to the benefit of the Borrower, the other Loan Parties, the Administrative Agent, the other Agents and the Lenders, and each of their respective successors and assigns, and shall not inure to the benefit of any third parties.  The execution and delivery of this Amendment by the Lenders prior to the Effective Date shall be binding upon its successors and assigns and shall be effective as to any Loans or Commitments assigned to it after such execution and delivery.

SECTION 10.         ENTIRE AGREEMENT.  This Amendment, the Credit Agreement and the other Loan Documents represent the entire agreement of the Loan Parties, the Administrative Agent, the Agents, the Lenders and the Lenders, as applicable, with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent, any other Agent or any Lender relative to the subject matter hereof not expressly set forth or referred to herein or in the Credit Agreement or the other Loan Documents.

SECTION 11.         LOAN DOCUMENT.  This Amendment is a Loan Document executed pursuant to the Credit Agreement and shall (unless otherwise expressly indicated herein) be construed, administered and applied in accordance with the terms and provisions of the Credit Agreement.

SECTION 12.         COUNTERPARTS.  This Amendment may be executed by the parties hereto in any number of separate counterparts and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  An executed signature page of this Amendment may be delivered by facsimile transmission or electronic PDF of the relevant signature page hereof.

SECTION 13.         HEADINGS.  Section headings used in this Amendment are for convenience of reference only, are not part of this Amendment and are not to affect the construction of, or to be taken into consideration in interpreting, this Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers as of the date first written above.

THOMPSON CREEK METALS COMPANY INC.

By:	/s/ Pamela L. Saxton
Name: Pamela L. Saxton
Title: Executive Vice President and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent and Lender

By:	/s/ Brian Knapp
Name: Brian Knapp
Title: Vice President

Compass Bank, as Lender

By:	/s/ Joseph W. Nimmons
Name: Joseph W. Nimmons
Title: Vice President